UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
February 29, 2016 (February 26, 2016)

DIVERSICARE HEALTHCARE SERVICES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-12996	62-1559667
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Galleria Boulevard, Brentwood, TN 37027
(Address of Principal Executive Offices) (Zip Code)

(615) 771-7575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement.

On February 26, 2016 (the "Effective Date"), Diversicare Healthcare Services, Inc. and subsidiaries (the "Company") executed an Amended and Restated Credit Agreement (the "Credit Agreement") with a syndicate of financial institutions and banks, including The PrivateBank and Trust Compay, the administering agent, which modifies the terms of the Amended and Restated Term Loan and Security Agreement ("Original Mortgage Loan") and Amended and Restated Revolving Loan and Security Agreement ("Original Revolver"), dated April 30, 2013. The Credit Agreement increases the Company's borrowing capacity to $100.0 million allocated between a $72.5 million Mortgage Loan ("Amended Mortgage Loan") and a $27.5 million Revolver ("Amended Revolver").

Under the terms of the amended agreements, the syndicate of banks provided the Amended Mortgage Loan with an original balance of $72.5 million, and a $27.5 million Amended Revolver through February 26, 2021. The Amended Mortgage Loan consists of $60.0 million term and $12.5 million acquisition loan facilities. Additionally, the Company can elect to increase the Amended Mortgage Loan on or prior to the three year anniversary of the closing date, and such increase cannot exceed $30.0 million. The Amended Mortgage Loan has a term of five years, with principal and interest payable monthly based on a 25-year amortization. Interest is based on LIBOR plus 4.0%. A portion of the Amended Mortgage Loan is effectively fixed at 5.79% pursuant to an interest rate swap with an amortizing notional amount of $30.0 million. The Amended Mortgage Loan and Amended Revolver are secured by 17 owned nursing centers, related equipment and a lien on the accounts receivable of these centers. The Company's Amended Revolver has an interest rate of LIBOR plus 4.0% and is secured by accounts receivable and is subject to limits on the maximum amount of loans that can be outstanding under the revolver based on borrowing base restrictions.

The Credit Agreement amends certain provisions to our financial covenants including the following: (a) The Company's EBITDAR cannot be less than $10.0 million, (b) the Fixed Charge Coverage Ratio cannot be less than 1.05 to 1.00, (c) EBITDA cannot be less than $10.0 million, and (d) the Current Ratio cannot be less than 1.00 to 1.00, all as defined in the Credit Agreement.

Item 2.01    Completion of Acquisition or Disposition of Assets.

On February 26, 2016, the Company exercised its real estate purchase options for Diversicare of Hutchinson in Hutchinson, Kansas and Clinton Place in Clinton, Kentucky for $4.25 million and $3.3 million, respectively. Diversicare has operated these facilities since February 2015 and April 2012, respectively. A copy of a press release describing the transactions is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Number    Exhibit

99.1        Press release dated February 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIVERSICARE HEALTHCARE SERVICES, INC.

By:    /s/ James R. McKnight, Jr.
James R. McKnight, Jr.
Chief Financial Officer

Date:    February 29, 2016